Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2023

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2023
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2023 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	12

Consolidated Financial Statements
Consolidated Balance Sheets	13
Consolidated Statements of Income	14

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	15
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	16
Funds from Operations	17
Market Capitalization, Debt Ratios and Liquidity	18
Additional Disclosures	19

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed but Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2023 Results
-- Raises Outlook for Full-Year FFO as Adjusted --

NEW YORK, NY, August 2, 2023 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended June 30, 2023 and updated its outlook for full-year 2023.
“We are pleased to report strong second quarter results that reflect continued progress towards our targeted FFO of $1.35 per share in 2025,” said Jeff Olson, Chairman and CEO. "During the quarter, leases representing $6 million of expected annual gross rent were commenced. Additionally, we have a signed pipeline of executed leases that we expect will generate an additional $28 million in annual gross rent, which accounts for 11% of our annualized net operating income. Overall, we remain excited about the significant opportunities embedded in our portfolio to continue to drive long-term earnings growth."

Financial Results(1)(2)

(in thousands, except per share amounts)	2Q23	2Q22	YTD 2023	YTD 2022
Net income (loss) attributable to common shareholders	$10,262	$11,626	$(8,856)	$21,112
Net income (loss) per diluted share	0.09	0.10	(0.08)	0.18
Funds from Operations ("FFO")	35,918	36,236	74,520	70,407
FFO per diluted share	0.29	0.30	0.61	0.58
FFO as Adjusted	37,180	36,825	76,153	71,370
FFO as Adjusted per diluted share	0.30	0.30	0.62	0.58

FFO for the six months ended June 30, 2023, benefited from rent commencements on new leases, higher net recovery income, and lower operating and general and administrative expenses, offset by higher interest and debt expense. The net loss for the six months ended June 30, 2023 was driven by a non-cash impairment charge of $34.1 million in the first quarter of 2023, or $0.29 per diluted share, reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.

Same-Property Operating Results Compared to the Prior Year Period(3)

	2Q23	YTD 2023
Same-property Net Operating Income ("NOI") growth	2.3%	3.8%
Same-property NOI growth, including properties in redevelopment	3.5%	5.1%
Same-property NOI growth, adjusted for the collection of amounts previously deemed uncollectible	5.1%	4.8%
Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible	6.6%	6.3%

The increases in our same-property NOI metrics for the three and six months ended June 30, 2023 were primarily driven by rent commencements on new leases, higher net recovery income and lower operating expenses.

Operating Results(1)
•Reported same-property portfolio leased occupancy of 95.5%, an increase of 170 basis points compared to June 30, 2022 and an increase of 10 basis points compared to March 31, 2023.
•Reported consolidated portfolio leased occupancy, excluding Sunrise Mall, of 94.7%, an increase of 280 basis points compared to June 30, 2022 and an increase of 10 basis points compared to March 31, 2023.
•Executed 35 new leases, renewals and options totaling 362,000 sf during the quarter. Same-space leases totaled 355,000 sf and generated an average rent spread of 6.8% on a cash basis.
•Issued our 2022 Environmental, Social and Governance ("ESG") report, highlighting progress on our ESG initiatives including the completion of our first materiality assessment.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of June 30, 2023 include:
•$93.4 million of cash and cash equivalents, including restricted cash, and no amounts drawn under our $800 million revolving credit agreement.
•Mortgages payable of $1.7 billion, with a weighted average term to maturity of 5 years. Approximately 92% of our outstanding debt is fixed rate.
•Total market capitalization of approximately $3.6 billion, comprised of 122.7 million fully-diluted common shares valued at $1.9 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 45%.

Financing Activity
On April 6, 2023, the Company successfully refinanced the mortgage secured by its property, Bergen Town Center, with a 7-year fixed rate, $290 million loan. The proceeds from the loan were used to pay down the Company's previous mortgage on the property which had an outstanding balance of $300 million.
On June 7, 2023, the Company obtained a 10-year, $16 million non-recourse mortgage secured by its property Newington Commons, located in Newington, CT. The loan bears interest at a fixed rate of 6.0%.
On June 23, 2023, the Company refinanced the mortgage secured by its property, Shops at Bruckner, with a new 6-year, $38 million loan bearing interest at a fixed rate of 6.0%. The proceeds from the new loan were used to pay down the Company's previous mortgage on the property which had an outstanding balance of approximately $8.7 million. The remaining funds were used to pay off the $29 million variable rate mortgage loan secured by the Plaza at Cherry Hill which had a maturity date of June 15, 2025 and an interest rate of 8.75% on the payoff date of June 23, 2023.

Leasing, Development and Redevelopment
During the quarter, the Company executed 28,000 sf of new leases, including leases with Puma at Las Catalinas and Bluestone Lane at Bergen Town Center. Subsequent to the quarter, the Company executed an 18,000 sf lease with a medical user at Manalapan Commons. Including this lease, the average rent spread for new leases during the quarter would have been 11% on a cash basis and 15% for the six months ended June 30, 2023.
The Company commenced one redevelopment project with an estimated cost of $1.5 million during the quarter and now has $196.5 million of active redevelopment projects under way, with estimated remaining costs to complete of $128.2 million. The active redevelopment projects are expected to generate an approximate 12% unleveraged yield.
During the quarter, the Company stabilized three redevelopment projects with aggregate estimated costs of $17.5 million. Nemours Children's Health at Broomall and Walgreens at the Outlets at Montehiedra both rent commenced in April 2023, and the relocation of Total Wine at the Plaza at Cherry Hill was completed in June 2023.
As of June 30, 2023, the Company has signed leases that have not yet rent commenced that are expected to generate an additional $27.9 million of future annual gross rent, representing approximately 11% of current annualized NOI. Approximately $2.7 million of this amount is expected to be recognized in the remainder of 2023.

2023 Earnings Guidance
The Company has updated its 2023 full-year guidance ranges, estimating FFO of $1.13 to $1.16 per diluted share, and FFO as Adjusted of $1.16 to $1.19 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our forecasting can be found on page 4 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on August 2, 2023 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13739356. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting August 2, 2023 at 11:30am ET through August 16, 2023 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13739356.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 7 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended June 30, 2023.
(3) Refer to page 8 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended June 30, 2023.
(4) Net debt as of June 30, 2023 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $93 million.
(5) Refer to page 18 for the calculation of market capitalization as of June 30, 2023.

2023 Earnings Guidance
The Company has updated its 2023 full-year guidance ranges, estimating FFO of $1.13 to $1.16 per diluted share, and FFO as Adjusted of $1.16 to $1.19 per diluted share. Below is a summary of the Company's 2023 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.03 - $0.06	$0.02 - $0.05
Net income attributable to common shareholders per diluted share	$0.03 - $0.06	$0.02 - $0.05
FFO per diluted share	$1.13 - $1.17	$1.13 - $1.16
FFO as adjusted per diluted share	$1.14 - $1.18	$1.16 - $1.19
The Company's full year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 1.0% to 3.0%.
•Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible of 2.5% to 4.5%.
•No new acquisitions or dispositions.
•Recurring G&A expenses ranging from $34.5 million to $36.5 million.
•Interest and debt expense ranging from $71.0 million to $72.5 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2023E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$2,200	$6,200	$0.02	$0.05
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(500)	(500)	—	—
Consolidated subsidiaries	700	700	0.01	0.01
Net income attributable to common shareholders	2,400	6,400	0.02	0.05
Adjustments:
Rental property depreciation and amortization	101,500	101,500	0.83	0.83
Gain on sale of real estate	(400)	(400)	—	—
Real estate impairment loss	34,100	34,100	0.28	0.28
Limited partnership interests in operating partnership	500	500	—	—
FFO Applicable to diluted common shareholders	138,100	142,100	1.13	1.16
Adjustments to FFO:
Default interest on mortgage loan in foreclosure	2,400	2,400	0.02	0.02
Transaction, severance, litigation and other expenses	1,300	1,300	0.01	0.01
FFO as Adjusted applicable to diluted common shareholders	$141,800	$145,800	$1.16	$1.19
(1) Amounts may not foot due to rounding.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission. The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 10 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and six months ended June 30, 2023 and 2022, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of

Net Income to NOI and same-property NOI included in the tables accompanying this press release. We also present this metric excluding the collection of amounts previously deemed uncollectible.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt to annualized Adjusted EBITDAre as of June 30, 2023, and net debt to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and six months ended June 30, 2023 and 2022, respectively. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income (loss) to FFO and FFO as Adjusted for the three and six months ended June 30, 2023 and 2022, respectively. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net income (loss)	$10,563	$12,009	$(9,583)	$21,543
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(444)	(506)	344	(893)
Consolidated subsidiaries	143	123	383	462
Net income (loss) attributable to common shareholders	10,262	11,626	(8,856)	21,112
Adjustments:
Rental property depreciation and amortization	25,212	24,457	50,021	48,755
Limited partnership interests in operating partnership	444	506	(344)	893
Gain on sale of real estate(2)	—	(353)	(356)	(353)
Real estate impairment loss(3)	—	—	34,055	—
FFO Applicable to diluted common shareholders	35,918	36,236	74,520	70,407
FFO per diluted common share(1)	0.29	0.30	0.61	0.58
Adjustments to FFO:
Transaction, severance and litigation expenses	992	635	1,399	1,132
Default interest on mortgage loan in foreclosure(4)	773	—	773	—
Loss on extinguishment of debt	489	—	489	—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles(5)	(308)	(46)	(344)	(169)
Income tax refund related to prior periods	(684)	—	(684)	—
FFO as Adjusted applicable to diluted common shareholders	$37,180	$36,825	$76,153	$71,370
FFO as Adjusted per diluted common share(1)	$0.30	$0.30	$0.62	$0.58

Weighted Average diluted common shares(1)	122,656	122,512	122,552	122,351
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2023 and 2022, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The gain on sale of real estate for the six months ended June 30, 2023 relates to the release of escrow funds from a property disposed of in a prior period.
(3) During the six months ended June 30, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(4) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the mortgage loan is currently in the foreclosure process and the $0.8 million represents default interest incurred as a result. The Company determined this does not represent a normal, recurring, cash operating expense indicative of our ongoing business, and adjusting for the default interest enhances the comparability of current results to prior periods which is useful for investors to analyze the Company's financial performance.
(5) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies, and the write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.

Reconciliation of Net Income (Loss) to NOI and Same-Property NOI

The following table reflects the reconciliation of net income (loss) to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and six months ended June 30, 2023 and 2022, respectively. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$10,563	$12,009	$(9,583)	$21,543
Depreciation and amortization	25,513	24,691	50,597	49,218
Interest and debt expense	18,131	14,241	33,424	28,245
General and administrative expense	9,907	10,634	18,965	21,755
Loss on extinguishment of debt	489	—	489	—
Other expense (income)	244	(91)	470	(530)
Income tax expense	41	711	747	1,616
Gain on sale of real estate	—	(353)	(356)	(353)
Real estate impairment loss	—	—	34,055	—
Interest income	(564)	(214)	(1,075)	(419)
Non-cash revenue and expenses	(2,787)	(1,980)	(5,050)	(4,365)
NOI	61,537	59,648	122,683	116,710
Adjustments:
Sunrise Mall net operating loss	454	347	1,468	1,701
Tenant bankruptcy settlement income and lease termination income	(250)	—	(258)	(110)
Non-same property NOI and other(1)	(5,615)	(5,117)	(13,000)	(11,472)
Same-property NOI(2)	$56,126	$54,878	$110,893	$106,829
NOI related to properties being redeveloped	4,815	4,025	11,442	9,557
Same-property NOI including properties in redevelopment(3)	$60,941	$58,903	$122,335	$116,386
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(2) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 5.1% compared to the second quarter of
2022 and 4.8% compared to the six months ended June 30, 2022.
(3) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 6.6% compared to the second quarter of
2022 and 6.3% compared to the six months ended June 30, 2022.

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income (loss) to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2023 and 2022, respectively. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$10,563	$12,009	$(9,583)	$21,543
Depreciation and amortization	25,513	24,691	50,597	49,218
Interest and debt expense	18,131	14,241	33,424	28,245
Income tax expense	41	711	747	1,616
Gain on sale of real estate	—	(353)	(356)	(353)
Real estate impairment loss	—	—	34,055	—
EBITDAre	54,248	51,299	108,884	100,269
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	992	635	1,399	1,132
Loss on extinguishment of debt	489	—	489	—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles	(308)	(46)	(344)	(169)
Adjusted EBITDAre	$55,421	$51,888	$110,428	$101,232

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which was replaced by SOFR after June 30, 2023; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of June 30, 2023

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 10 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2023 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended	Six Months Ended
Summary Financial Results	June 30, 2023	June 30, 2023
Total revenue	$99,065	$198,506
General & administrative expenses (G&A)	$9,907	$18,965
Recurring G&A(10)	$8,917	$17,568
Net income (loss) attributable to common shareholders	$10,262	$(8,856)
Earnings (loss) per diluted share	$0.09	$(0.08)
Adjusted EBITDAre(7)	$55,421	$110,428
Funds from operations (FFO)	$35,918	$74,520
FFO per diluted common share	$0.29	$0.61
FFO as Adjusted	$37,180	$76,153
FFO as Adjusted per diluted common share	$0.30	$0.62
Total dividends paid per share	$0.16	$0.32
Stock closing price low-high range (NYSE)	$13.25 to $15.43	$13.25 to $16.31
Weighted average diluted shares used in EPS computations(1)	117,578	117,466
Weighted average diluted common shares used in FFO computations(1)	122,656	122,552

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,485,000
Weighted average annual rent psf - retail portfolio(3)(5)	$20.09
Consolidated portfolio leased occupancy at end of period(9)	90.2%
Consolidated retail portfolio leased occupancy at end of period(5)	94.2%
Same-property portfolio leased occupancy at end of period(2)	95.5%
Same-property physical occupancy at end of period(4)(2)	92.3%
Same-property NOI growth(2)	2.3%	3.8%
Same-property NOI growth, including redevelopment properties	3.5%	5.1%
NOI margin	64.0%	63.5%
Same-property expense recovery ratio	85.5%	84.9%
Same-property, including redevelopment, expense recovery ratio	83.5%	83.2%
New, renewal and option rent spread - cash basis(8)	6.8%	7.1%
New, renewal and option rent spread - GAAP basis(8)	9.5%	10.0%
Net debt to total market capitalization(6)	44.6%	44.6%
Net debt to Adjusted EBITDAre(6)	7.2	x	7.3	x
Adjusted EBITDAre to interest expense(7)	3.2	x	3.5	x
Adjusted EBITDAre to fixed charges(7)	2.5	x	2.7	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2023 is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $8.97.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) See computation for the quarter ended June 30, 2023 on page 18. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 16.
(8) See computation on page 22.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 94.7%.
(10) Recurring G&A for the three and six months ended June 30, 2023 excludes $1.0 million and $1.4 million, respectively, of severance, litigation and transaction costs.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2023 (unaudited) and December 31, 2022
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
ASSETS
Real estate, at cost:
Land	$543,083	$535,770
Buildings and improvements	2,500,534	2,468,385
Construction in progress	273,929	314,190
Furniture, fixtures and equipment	9,023	8,539
Total	3,326,569	3,326,884
Accumulated depreciation and amortization	(821,732)	(791,485)
Real estate, net	2,504,837	2,535,399
Operating lease right-of-use assets	59,193	64,161
Cash and cash equivalents	48,930	85,518
Restricted cash	44,496	43,256
Tenant and other receivables	15,911	17,523
Receivable arising from the straight-lining of rents	66,424	64,713
Identified intangible assets, net of accumulated amortization of $44,199 and $40,983, respectively	57,407	62,856
Deferred leasing costs, net of accumulated amortization of $21,414 and $20,107, respectively	28,907	26,799
Prepaid expenses and other assets	77,024	77,207
Total assets	$2,903,129	$2,977,432

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,683,328	$1,691,690
Operating lease liabilities	55,958	59,789
Accounts payable, accrued expenses and other liabilities	88,304	102,519
Identified intangible liabilities, net of accumulated amortization of $44,384 and $40,816, respectively	89,041	93,328
Total liabilities	1,916,631	1,947,326
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,639,602 and 117,450,951 shares issued and outstanding, respectively	1,175	1,173
Additional paid-in capital	1,012,825	1,011,293
Accumulated other comprehensive income	321	629
Accumulated deficit	(82,588)	(36,104)
Noncontrolling interests:
Operating partnership	40,021	39,209
Consolidated subsidiaries	14,744	13,906
Total equity	986,498	1,030,106
Total liabilities and equity	$2,903,129	$2,977,432

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2023 and 2022 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Rental revenue	$98,773	$97,454	$198,127	$196,870
Other income	292	400	379	1,185
Total revenue	99,065	97,854	198,506	198,055
EXPENSES
Depreciation and amortization	25,513	24,691	50,597	49,218
Real estate taxes	16,121	15,456	31,798	31,431
Property operating	15,708	17,596	33,134	38,801
General and administrative	9,907	10,634	18,965	21,755
Real estate impairment loss	—	—	34,055	—
Lease expense	3,156	3,083	6,311	6,218
Total expenses	70,405	71,460	174,860	147,423
Gain on sale of real estate	—	353	356	353
Interest income	564	214	1,075	419
Interest and debt expense	(18,131)	(14,241)	(33,424)	(28,245)
Loss on extinguishment of debt	(489)	—	(489)	—
Income (loss) before income taxes	10,604	12,720	(8,836)	23,159
Income tax expense	(41)	(711)	(747)	(1,616)
Net income (loss)	10,563	12,009	(9,583)	21,543
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(444)	(506)	344	(893)
Consolidated subsidiaries	143	123	383	462
Net income (loss) attributable to common shareholders	$10,262	$11,626	$(8,856)	$21,112

Earnings (loss) per common share - Basic:	$0.09	$0.10	$(0.08)	$0.18
Earnings (loss) per common share - Diluted:	$0.09	$0.10	$(0.08)	$0.18
Weighted average shares outstanding - Basic	117,482	117,364	117,466	117,347
Weighted average shares outstanding - Diluted	117,578	117,427	117,466	117,410

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2023 and 2022
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2023	2022		2023	2022
Composition of NOI(1)
Property rentals	$71,272	$69,890		$142,707	$139,697
Tenant expense reimbursements	26,093	24,872		52,301	52,774
Rental revenue deemed collectible (uncollectible)	(1,165)	698		(1,716)	14
Total property revenue	96,200	95,460	0.8%	193,292	192,485	0.4%
Real estate taxes	(16,121)	(15,456)		(31,797)	(31,432)
Property operating	(16,191)	(18,041)		(34,100)	(39,699)
Lease expense	(2,351)	(2,315)		(4,712)	(4,644)
Total property operating expenses	(34,663)	(35,812)	(3.2)%	(70,609)	(75,775)	(6.8)%
NOI(1)	$61,537	$59,648	3.2%	$122,683	$116,710	5.1%

NOI margin (NOI / Total property revenue)	64.0%	62.5%		63.5%	60.6%

Same-property NOI(1)(2)
Property rentals	$63,228	$61,858		$124,716	$122,166
Tenant expense reimbursements	23,390	22,520		46,564	47,226
Rental revenue deemed collectible (uncollectible)	(755)	849		(783)	235
Total property revenue	85,863	85,227		170,497	169,627
Real estate taxes	(13,800)	(13,519)		(27,225)	(26,700)
Property operating	(13,358)	(14,286)		(27,229)	(31,008)
Lease expense	(2,579)	(2,544)		(5,150)	(5,090)
Total property operating expenses	(29,737)	(30,349)		(59,604)	(62,798)
Same-property NOI(1)(2)	$56,126	$54,878	2.3%	$110,893	$106,829	3.8%

NOI related to properties being redeveloped(2)	$4,815	$4,025		$11,442	$9,557
Same-property NOI including properties in redevelopment(1)	$60,941	$58,903	3.5%	$122,335	$116,386	5.1%

Same-property physical occupancy	92.3%	89.4%		92.3%	89.4%
Same-property leased occupancy	95.5%	93.8%		95.6%	93.8%
Number of properties included in same-property analysis	69			68

(1) NOI excludes non-cash revenue and expenses. Refer to page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or in the foreclosure process in the comparative periods, and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2023 and 2022
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Net income (loss)	$10,563		$12,009		$(9,583)		$21,543
Depreciation and amortization	25,513		24,691		50,597		49,218
Interest expense	17,082		13,453		31,419		26,712
Amortization of deferred financing costs	1,049		788		2,005		1,533
Income tax expense	41		711		747		1,616
Gain on sale of real estate	—		(353)		(356)		(353)
Real estate impairment loss	—		—		34,055		—
EBITDAre	54,248		51,299		108,884		100,269
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	992		635		1,399		1,132
Loss on extinguishment of debt	489		—		489		—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles	(308)		(46)		(344)		(169)
Adjusted EBITDAre	$55,421		$51,888		$110,428		$101,232

Interest expense	$17,082		$13,453		$31,419		$26,712

Adjusted EBITDAre to interest expense	3.2	x	3.9	x	3.5	x	3.8	x

Fixed charges
Interest expense	$17,082		$13,453		$31,419		$26,712
Scheduled principal amortization	5,014		4,502		9,990		8,872
Total fixed charges	$22,096		$17,955		$41,409		$35,584

Adjusted EBITDAre to fixed charges	2.5	x	2.9	x	2.7	x	2.8	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2023
(in thousands, except per share amounts)

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income (loss)	$10,563	$0.09	$(9,583)	$(0.08)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	143	—	383	—
Operating partnership	(444)	—	344	—
Net income (loss) attributable to common shareholders	10,262	0.09	(8,856)	(0.08)
Adjustments:
Rental property depreciation and amortization	25,212	0.21	50,021	0.41
Limited partnership interests in operating partnership(1)	444	—	(344)	—
Gain on sale of real estate(3)	—	—	(356)	—
Real estate impairment loss(4)	—	—	34,055	0.28
FFO applicable to diluted common shareholders	35,918	0.29	74,520	0.61
Adjustments to FFO:
Executive transition costs	—	—	—	—
Transaction, severance and litigation expenses	992	0.01	1,399	0.01
Default interest on mortgage loan in foreclosure(5)	773	0.01	773	0.01
Loss on extinguishment of debt	489	—	489	—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles(6)	(308)	—	(344)	—
Income tax refund related to prior periods	(684)	(0.01)	(684)	(0.01)
FFO as Adjusted applicable to diluted common shareholders	$37,180	$0.30	$76,153	$0.62

Weighted average diluted shares used to calculate EPS	117,578		117,466
Assumed conversion of OP and LTIP Units to common shares	5,078		5,086
Weighted average diluted common shares - FFO	122,656		122,552

(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.
(3) The gain on sale of real estate for the six months ended June 30, 2023 relates to the release of escrow funds from a property disposed of in a prior period.
(4) During the six months ended June 30, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(5) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the mortgage loan is currently in the foreclosure process and the $0.8 million represents default interest incurred as a result. The Company determined this does not represent a normal, recurring, cash operating expense indicative of our ongoing business, and adjusting for the default interest enhances the comparability of current results to prior periods which is useful for investors to analyze the Company's financial performance.
(6) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies, and the write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2023
(in thousands, except share amounts)

	June 30, 2023
Closing market price of common shares	$15.43

Basic common shares	117,639,602
OP and LTIP units	5,053,057
Diluted common shares	122,692,659

Equity market capitalization	$1,893,148

Total consolidated debt(1)	$1,695,237
Cash and cash equivalents including restricted cash	(93,426)
Net debt	$1,601,811

Net Debt to annualized Adjusted EBITDAre(2)	7.2	x

Total consolidated debt(1)	$1,695,237
Equity market capitalization	1,893,148
Total market capitalization	$3,588,385

Net debt to total market capitalization at applicable market price	44.6%

Cash and cash equivalents including restricted cash	$93,426
Available under unsecured credit facility(3)	775,692
Total liquidity	$869,118

(1) Total consolidated debt excludes unamortized debt issuance costs of $11.9 million.
(2) Net debt to Adjusted EBITDAre is calculated based on second quarter 2023 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. As of June 30, 2023, there were no outstanding borrowings under the Company's $800 million revolving credit agreement, which has a maturity date of February 9, 2027 with two six-month extension options.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Rental Revenue:
Property rentals(1)	$74,277	$71,970	$148,057	$144,336
Tenant expense reimbursements	25,661	24,786	51,786	52,521
Rental revenue deemed collectible (uncollectible)	(1,165)	698	(1,716)	13
Total rental revenue	$98,773	$97,454	$198,127	$196,870

Composition of Rental Revenue for the Quarter Ended June 30, 2023

(in thousands)	Three Months Ended June 30, 2023
Collected property rentals and tenant expense reimbursements from second quarter billings	$92,775
Uncollected property rentals and tenant expense reimbursements from second quarter billings
Uncollectible	1,349
Collectible	3,833
Total property rentals and tenant expense reimbursements before non-cash adjustments from second quarter billings(2)	97,957
Non-cash adjustments(3)	1,981
Rental revenue deemed uncollectible	(1,165)
Total rental revenue recognized	$98,773

Composition of Rental Revenue Deemed (Collectible) Uncollectible

(in thousands)	Three Months Ended June 30, 2023
Rental revenue deemed (collectible) uncollectible
Amounts billed in second quarter deemed uncollectible	$1,349
Amounts billed prior to second quarter now deemed uncollectible	310
Recovery of amounts deemed uncollectible in prior periods	(494)
Total rental revenue deemed uncollectible(4)	$1,165

Tenant and Other Receivables

As of June 30, 2023
(in thousands)
Tenant and other receivables billed	$30,948
Revenue deemed uncollectible	(15,037)
Tenant and other receivables deemed collectible	$15,911

(1) Percentage rents for the three and six months ended June 30, 2023 were $0.3 million and $1.1 million, respectively, and $0.3 million and $1.5 million for the same periods in 2022.
(2) Total second quarter billings include $4.3 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. As of June 30, 2023, the Company had 72 leases with rental revenue being recognized on a cash-basis, which represented approximately 3.7% of total portfolio ABR (excluding our three leases with Bed Bath & Beyond, the Company had 69 leases being recognized on a cash-basis, representing approximately 3.1% of total portfolio ABR).
(3) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the second quarter.
(4) Rental revenue deemed uncollectible pertaining to cash basis tenants was a reduction to revenue of $0.8 million consisting of $1.0 million of charges, offset by $0.2 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of June 30, 2023, the Company has executed or approved deferral agreements amounting to $11.7 million with a weighted average remaining payback period of 24 months and has collected 97% of the deferral payments due:

	As of June 30, 2023
(in thousands)	Unbilled(1)	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis(2)	$—	$8,271	$26	$8,297
Cash basis	1,426	1,756	258	3,440
Total	$1,426	$10,027	$284	$11,737

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Certain Non-Cash Items:
Straight-line rents(3)	$881	$546	$1,711	$1,057
Amortization of below-market lease intangibles, net(3)	1,974	1,533	3,482	3,507
Lease expense GAAP adjustments(4)	(68)	(99)	(143)	(198)
Amortization of deferred financing costs(5)	(1,049)	(788)	(2,005)	(1,533)
Capitalized interest(5)	2,872	1,957	5,541	3,690
Share-based compensation expense(6)	(2,202)	(2,500)	(4,209)	(5,097)

Capital Expenditures:(7)
Development and redevelopment costs	$25,104	$23,347	$40,619	$38,909
Maintenance capital expenditures	4,979	4,920	11,662	8,238
Leasing commissions	404	507	1,061	662
Tenant improvements and allowances	1,314	753	2,830	951
Total capital expenditures	$31,801	$29,527	$56,172	$48,760

	June 30, 2023	December 31, 2022
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$27,493	$28,468
Accrued capital expenditures and leasing costs	25,505	35,732
Accrued interest payable	12,363	10,789
Other liabilities and accrued expenses	6,465	6,939
Security deposits	8,305	8,048
Accrued payroll expenses	5,151	9,527
Finance lease liability	3,022	3,016
Total accounts payable, accrued expenses and other liabilities	$88,304	$102,519

(1) Unbilled amounts are for rent deferrals which have been executed or approved but are not yet due based on the repayment terms.
(2) Includes vacated and inactive tenants.
(3) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. During the three and six months ended June 30, 2023 the Company wrote-off $0.2 million of receivables arising from the straight-lining of rents, net of reinstatements for tenants moved to cash basis accounting. During the three and six months ended June 30, 2022, the company reinstated less than $0.1 million and $0.1 million, respectively, of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting.
(4) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(6) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(7) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2023

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot	6	808,926	4.7%	$16,103,093	5.5%	$19.91	12.6
The TJX Companies(2)	20	616,400	3.6%	12,989,278	4.5%	21.07	5.1
Lowe's Companies	6	976,415	5.7%	8,946,256	3.1%	9.16	4.5
Kohl's	8	767,345	4.5%	8,560,023	2.9%	11.16	6.5
Best Buy	8	359,551	2.1%	8,394,123	2.9%	23.35	5.0
Walmart	5	708,435	4.2%	7,479,449	2.6%	10.56	4.9
Burlington	7	415,828	2.4%	7,200,733	2.5%	17.32	5.6
ShopRite	5	361,683	2.1%	6,531,256	2.2%	18.06	11.7
PetSmart	10	228,869	1.3%	5,843,768	2.0%	25.53	3.1
BJ's Wholesale Club	4	454,297	2.7%	5,808,618	2.0%	12.79	6.8
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,454,430	1.9%	15.04	5.8
Target Corporation	3	335,937	2.0%	5,290,952	1.8%	15.75	9.4
LA Fitness	6	287,420	1.7%	5,053,088	1.7%	17.58	6.2
Gap(3)	11	166,032	1.0%	4,720,363	1.6%	28.43	2.5
Amazon(4)	3	145,279	0.9%	4,717,885	1.6%	32.47	7.7
Dick's Sporting Goods	4	185,910	1.1%	3,274,778	1.1%	17.61	1.5
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.1%	19.02	3.2
Staples	7	146,055	0.9%	3,170,351	1.1%	21.71	2.5
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.9%	50.23	8.5
Anthropologie	1	31,450	0.2%	2,531,725	0.9%	80.50	5.3
Planet Fitness	5	101,046	0.6%	2,495,296	0.9%	24.69	7.5
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.8%	11.01	5.3
Nordstrom	2	66,561	0.4%	2,345,180	0.8%	35.23	1.6
Best Way Trucking	1	186,855	1.1%	2,288,974	0.8%	12.25	4.8
Bed Bath & Beyond(5)	3	149,407	0.9%	1,934,618	0.7%	12.95	2.1

Total/Weighted Average	139	8,302,332	48.8%	$139,456,228	47.9%	$16.80	6.3

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (13), T.J. Maxx (3), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (1).
(5) Includes Bed Bath & Beyond (1), Bed Bath & Beyond and buybuy Baby combination store (1), and buybuy Baby (1). This tenant filed for Chapter 11 bankruptcy protection on April 23, 2023 and generates approximately $3.1 million in annual gross rent.

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2023

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	11	11	25	25
Total square feet	28,227	28,227	139,204	139,204
Number of same space leases	9	9	17	17
Same space square feet	21,622	21,622	114,249	114,249
Prior rent per square foot	$50.35	$53.38	$24.73	$25.69
New rent per square foot	$50.20	$45.55	$29.12	$26.95
Same space weighted average lease term (years)	9.0	9.0	9.7	9.7
Same space TIs per square foot	N/A	$66.46	N/A	$25.48
Rent spread	(0.3)%	(14.7)%	17.8%	4.9%

Renewals & Options
Number of leases executed	24	24	52	52
Total square feet	333,470	333,470	652,346	652,346
Number of same space leases	24	24	52	52
Same space square feet	333,470	333,470	652,346	652,346
Prior rent per square foot	$23.19	$23.19	$22.95	$22.96
New rent per square foot	$25.71	$25.51	$24.91	$24.70
Same space weighted average lease term (years)	4.8	4.8	4.8	4.8
Same space TIs per square foot	N/A	$—	N/A	$—
Rent spread	10.9%	10.0%	8.5%	7.6%

Total New Leases and Renewals & Options
Number of leases executed	35	35	77	77
Total square feet	361,697	361,697	791,550	791,550
Number of same space leases	33	33	69	69
Same space square feet	355,092	355,092	766,595	766,595
Prior rent per square foot	$24.85	$25.03	$23.22	$23.37
New rent per square foot	$27.20	$26.73	$25.54	$25.04
Same space weighted average lease term (years)	5.1	5.1	5.5	5.5
Same space TIs per square foot	N/A	$4.05	N/A	$3.80
Rent spread	9.5%	6.8%	10.0%	7.1%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of June 30, 2023

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $27.9 million of future annual gross rent, representing approximately 11% of annualized NOI as of June 30, 2023. Approximately $22.0 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National, regional and industrial tenants represent 83% of the leased but not yet rent commenced pipeline. The below table illustrates the incremental gross rent expected to be recognized in the remainder of 2023 and the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
$30
$20
$10
$0
Gross Rent ($ in millions)
$2.7
1.1
1.6
$15.7
5.1
10.6
$24.2
5.9
18.3
$27.9
5.9
22.0
2023
2024
2025
2026
Year
Leases included in development
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2023 same-property pool, are as follows:

(in thousands)	2023	2024	2025	2026
Same-property	$2,300	$12,200	$17,400	$18,400

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since March 31, 2023:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of March 31, 2023	$31,300
Less: Leases commenced during the second quarter	(6,000)
Plus: Leases executed during the second quarter	1,400
Plus: Leases executed in prior periods, not previously reported(1)	1,200
Leases executed but not yet rent commenced as of June 30, 2023	$27,900
(1) Represents incremental gross rents from previously executed leases on spaces vacant in the second quarter and not included in the March 31, 2023 balance.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	29	71,000	2.9%	$28.93	29	71,000	0.5%	$28.93
2023	6	206,000	1.7%	18.17	25	70,000	2.8%	41.46	31	276,000	1.9%	24.08
2024	29	972,000	8.1%	19.13	73	201,000	8.1%	37.83	102	1,173,000	8.1%	22.34
2025	28	1,081,000	9.0%	16.05	68	213,000	8.6%	37.87	96	1,294,000	8.9%	19.64
2026	20	663,000	5.5%	18.62	82	268,000	10.8%	37.55	102	931,000	6.4%	24.07
2027	22	839,000	7.0%	12.65	80	278,000	11.2%	34.06	102	1,117,000	7.7%	17.98
2028	28	1,084,000	9.0%	20.14	64	226,000	9.1%	40.57	92	1,310,000	9.0%	23.66
2029	38	1,733,000	14.4%	19.78	52	203,000	8.2%	39.60	90	1,936,000	13.4%	21.86
2030	17	1,117,000	9.3%	12.79	29	103,000	4.2%	47.85	46	1,220,000	8.4%	15.75
2031	15	955,000	8.0%	15.56	18	70,000	2.8%	33.92	33	1,025,000	7.1%	16.81
2032	9	296,000	2.5%	15.73	42	142,000	5.7%	33.42	51	438,000	3.0%	21.47
2033	17	617,000	5.1%	14.98	35	112,000	4.5%	38.52	52	729,000	5.0%	18.60
Thereafter	31	1,981,000	16.5%	16.88	31	139,000	5.7%	35.82	62	2,120,000	14.8%	18.13
Subtotal/Average	260	11,544,000	96.1%	$16.91	628	2,096,000	84.6%	$37.61	888	13,640,000	94.2%	$20.09
Vacant	18	464,000	3.9%	N/A	147	381,000	15.4%	N/A	165	845,000	5.8%	N/A
Total/Average	278	12,008,000	100.0%	N/A	775	2,477,000	100.0%	N/A	1,053	14,485,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 132,000 sf of self-storage space. The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $8.97 per square foot as of June 30, 2023.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of June 30, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	29	71,000	2.9%	$28.93	29	71,000	0.5%	$28.93
2023	4	116,000	1.0%	20.06	19	53,000	2.1%	46.89	23	169,000	1.2%	28.47
2024	5	122,000	1.0%	20.68	55	140,000	5.7%	39.77	60	262,000	1.8%	30.88
2025	11	307,000	2.6%	20.30	41	113,000	4.6%	41.71	52	420,000	2.9%	26.06
2026	6	103,000	0.9%	24.25	44	125,000	5.0%	42.50	50	228,000	1.6%	34.25
2027	3	42,000	0.3%	23.74	40	113,000	4.6%	32.07	43	155,000	1.1%	29.81
2028	5	295,000	2.5%	15.56	41	121,000	4.9%	40.51	46	416,000	2.9%	22.82
2029	15	473,000	3.9%	23.55	29	95,000	3.8%	45.74	44	568,000	3.9%	27.26
2030	10	281,000	2.3%	20.97	28	94,000	3.8%	42.39	38	375,000	2.6%	26.34
2031	11	291,000	2.4%	22.80	27	80,000	3.2%	40.82	38	371,000	2.6%	26.68
2032	6	239,000	2.0%	17.26	29	93,000	3.8%	38.78	35	332,000	2.3%	23.29
2033	16	488,000	4.1%	28.80	19	57,000	2.3%	57.84	35	545,000	3.8%	31.84
Thereafter	168	8,787,000	73.1%	23.09	227	941,000	37.9%	45.87	395	9,728,000	67.0%	25.29
Subtotal/Average	260	11,544,000	96.1%	$22.86	628	2,096,000	84.6%	$43.18	888	13,640,000	94.2%	$25.99
Vacant	18	464,000	3.9%	N/A	147	381,000	15.4%	N/A	165	845,000	5.8%	N/A
Total/Average	278	12,008,000	100.0%	N/A	775	2,477,000	100.0%	N/A	1,053	14,485,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 132,000 sf of self-storage space. The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $10.83 per square foot as of June 30, 2023.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	43.8%	$72.00	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	9.50	$16,000	Walmart, Staples
Maryland:
Goucher Commons	155,000	90.0%	25.64	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy (lease not commenced)
Rockville Town Center	98,000	98.1%	16.28	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.4%	18.08	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.06	—	PetSmart, Central Rock
The Shops at Riverwood(6)	79,000	100.0%	24.91	$21,466	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.03	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	11.91	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.20	—	Fun City
New Jersey:
Bergen Town Center - East	253,000	93.8%	22.39	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,028,000	93.0%	31.44	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's
Briarcliff Commons	176,000	91.5%	23.80	—	Uncle Giuseppe's, Kohl's
Brick Commons	273,000	98.7%	21.01	$48,164	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	15.16	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	90.0%	25.20	—	Stop & Shop
Garfield Commons	298,000	100.0%	16.09	$39,957	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	97.6%	18.20	$25,323	BJ's Wholesale Club, Aldi (lease not commenced)
Hackensack Commons	275,000	99.4%	25.79	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	98.8%	21.67	$61,896	The Home Depot, Dick's Sporting Goods, Saks Off 5th, Marshalls
Hazlet	95,000	100.0%	3.96	—	Stop & Shop(5)
Hudson Commons	236,000	100.0%	14.02	$27,206	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	83.9%	18.41	$20,991	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Kearny Commons	121,000	100.0%	24.47	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.56	—	Food Bazaar
Lodi Commons	43,000	100.0%	20.40	—	Dollar Tree
Manalapan Commons	208,000	69.3%	21.15	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton Commons	214,000	100.0%	16.69	$37,066	ShopRite, Kohl's, PetSmart
Millburn	104,000	89.5%	28.96	$22,254	Trader Joe's, CVS, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	83.1%	15.32	—	Aldi, Total Wine, LA Fitness, Raymour & Flanigan, Guitar Center, Sam Ash Music
Plaza at Woodbridge	331,000	89.8%	19.39	$52,947	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym (lease not commenced), Bed Bath & Beyond and buybuy Baby
Rockaway River Commons	189,000	96.8%	15.21	$27,029	ShopRite, T.J. Maxx
Rutherford Commons	197,000	98.2%	12.98	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	21.81	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	21.96	$98,002	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	271,000	93.4%	18.25	$50,800	The Home Depot, Staples, Bed Bath & Beyond, buybuy Baby
Town Brook Commons	231,000	97.0%	13.42	$30,530	Stop & Shop, Kohl's
Union (Vauxhall)	232,000	100.0%	17.85	$45,600	The Home Depot
West Branch Commons	279,000	98.7%	16.13	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.80	$24,430	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	13.55	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	80.3%	10.47	—	BJ's Wholesale Club, Burlington, LA Fitness
Bruckner Commons(6)	394,000	76.1%	35.19	—	ShopRite, Burlington, Target (lease not commenced)
Shops at Bruckner(6)	113,000	100.0%	39.04	$38,000	Marshalls, Old Navy, Five Below, Aldi (lease not commenced)
Burnside Commons	100,000	90.7%	17.45	—	Bingo Wholesale (leased not commenced)
Cross Bay Commons	45,000	92.5%	43.36	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	96.6%	24.92	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Freeport Commons	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Gun Hill Commons	81,000	100.0%	37.83	$23,942	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.64	—	Kohl's
Huntington Commons	208,000	94.6%	21.29	—	ShopRite, Marshalls, Old Navy, Petco, Burlington (lease not commenced)
Kingswood Center(6)	129,000	73.5%	26.61	$69,494	T.J. Maxx, Visiting Nurse Service of NY
Kingswood Crossing	107,000	69.5%	42.00	—	Target, Marshalls, Maimonides Medical
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	17.54	$11,435	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Yonkers Gateway	448,000	94.1%	19.17	$24,079	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

Pennsylvania:
Broomall Commons(6)	168,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	12.95	—	Walmart
Marten Commons	185,000	96.6%	14.87	—	Kohl's, Ross Dress for Less, Staples, Petco
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre Commons	184,000	100.0%	12.95	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas Mall	356,000	90.5%	29.41	$117,141	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
The Outlets at Montehiedra(6)	527,000	94.5%	21.15	$76,584	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy, Ralph's Food Warehouse (lease not commenced), T.J. Maxx (lease not commenced)
Total Retail Portfolio	14,485,000	94.2%	$20.09	$1,654,886
INDUSTRIAL:
Hanover Warehouses	1,218,000	100.0%	8.55	$40,351	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Decker Tape, Givaudan Flavors, Reliable Tire, Nutra-Med, Bestway Trucking
Lodi Route 17	127,000	100.0%	12.97	—	AAA Wholesale Group
Total Industrial	1,345,000	100.0%	$8.97	$40,351

Sunrise Mall (leased through 2069)(4)(6)	1,228,000	33.4%	10.49	—	Macy's, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan, Home Goods

Total Urban Edge Properties	17,058,000	90.2%	$18.86	$1,695,237
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $22.20 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended June 30, 2023 and 2022, respectively.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2023
(dollars in thousands)

2023 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
6/21/2023	Sunrise Mall (Ground Lease)(1)	Massapequa	NY	—	$2,000

2023 Property Dispositions:

None.

(1) Pertains to the buyout and termination of a ground lease for certain land parcels at our Sunrise Mall property in which the Company previously held a lessee position.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2023
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 6/30/23	Target Stabilization(2)	Description and Status
Bergen Town Center (Phase B)(3)	$44,300		$5,900	2Q25	Ground-up development of an 80,000 sf medical office building for Hackensack Meridian Health on a vacant outparcel facing Route 4
Bruckner Commons(5)	38,700		8,000	2Q25	Retenanting former Kmart box with Target
Las Catalinas(3)	13,400		13,000	3Q23	Retenanting former Kmart box with Sector Sixty6
Huntington Commons (Phase B)(3)	13,300		5,800	2Q24	Backfilling the relocated Marshalls box with Burlington, as well as additional center repositioning and renovations
The Outlets at Montehiedra (Phase C)(5)	12,600		900	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Shops at Bruckner (Phase B)(5)	11,300		9,900	4Q23	Retenanting with Aldi and Lot Less
Hudson Mall(3)	9,700		6,300	1Q25	Retenanting former Toys "R" Us box
Marlton Commons(3)	7,300		1,000	3Q24	Redeveloping Friendly's with new 10,700± sf multi-tenant pad (First Watch and Cava executed)
Burnside Commons(3)	6,900		3,300	1Q24	Retenanting anchor vacancy with Bingo Wholesale
The Outlets at Montehiedra (Phase D)(5)	6,800		200	3Q24	Retenanting 24,000 sf of vacant Kmart box with T.J. Maxx
Brick Commons(3)	4,500		1,200	3Q24	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Huntington Commons (Phase C)(3)	4,200		1,300	1Q24	Redemising former Outback to create three small shop spaces (Cycle Bar, GolfTec and IStretch+ executed)
Walnut Creek(3)	3,500		2,200	2Q24	Retenanting former Z Gallerie with Sweetgreen (open) and remaining 4,000 sf
East Hanover Warehouses (Phase A)(3)	3,300		2,800	3Q23	Retenanting 187,000 sf of warehouse space with Bestway Trucking Service
Goucher Commons(3)	3,100		—	2Q24	Backfilling 22,000± sf Staples box with Golf Galaxy
Briarcliff Commons (Phase B)(3)	2,900		2,600	3Q23	Developing new 4,000± sf pad for CityMD
East Hanover Warehouses (Phase B)(3)	2,800		2,000	3Q23	Retenanting 99,000 sf vacancy with Decker Tape
The Outlets at Montehiedra (Phase B)(5)	2,200		100	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Yonkers Gateway Center(3)	1,700		700	1Q24	Retenanting end cap space with Wren Kitchens
Manalapan Commons(3)	1,500		—	4Q24	Backfilling vacant A.C. Moore space with 18,000 sf CentraState Medical
Plaza at Cherry Hill (Phase B)(3)	1,300		600	4Q23	Backfilling 25,000 sf vacancy with Savers Thrift
Greenbrook Commons(3)	1,200		500	2Q24	Backfilling Unique Thrift with Aldi
Total	$196,500	(4)	$68,300

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended June 30, 2023.
(4) The estimated, unleveraged yield for total Active projects is 12% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended June 30, 2023.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2023
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 6/30/23	Stabilization(2)	Description
The Outlets at Montehiedra (Phase A)(6)	$10,600		$9,600	2Q23	Constructed new 14,000 sf building for Walgreens and Global Mattress and new 3,000 sf pad for Arby's
Broomall Commons (Phase B)(3)	4,100		4,100	2Q23	Retenanted 19,000 sf Giant Food space with Nemours Children's Health
Plaza at Cherry Hill (Phase A)(3)	2,800		2,500	2Q23	Relocated and expanded Total Wine
Mount Kisco Commons(3)	3,100		2,800	1Q23	Converted former sit-down restaurant into Chipotle and Dunkin'
Bergen Town Center (Phase A)(3)	25,600		25,500	4Q22	Retenanted former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	23,000		23,000	4Q22	Retenanted former Kmart box with ShopRite and Marshalls
Kearny Commons(3)	11,900		11,700	4Q22	Expanded by 22,000 sf to accommodate a 10,000 sf Ulta and small shops as well as added a freestanding Starbucks
Shops at Bruckner (Phase A)(6)	5,000		4,200	4Q22	Relocated Jimmy Jazz to former Carter's space and retenanted former Jimmy Jazz and Danice spaces with Five Below; renovated façade and upgraded common areas
Wilkes Barre (Phase B)(3)	2,400		2,200	3Q22	Retenanted former Babies "R" Us box with Wren Kitchens

Total	$88,500	(4)	$85,600

Future Redevelopment(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, and/or office; common area improvements and enhancements to improve merchandising
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended June 30, 2023.
(4) The estimated unleveraged yield for Completed projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended June 30, 2023.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2023 and December 31, 2022
(in thousands)

	June 30, 2023	December 31, 2022
Secured fixed rate debt	$1,565,819	$1,540,293
Secured variable rate debt	129,418	159,198
Total debt	$1,695,237	$1,699,491

% Secured fixed rate debt	92.4%	90.6%
% Secured variable rate debt	7.6%	9.4%
Total	100%	100%

Secured mortgage debt	$1,695,237	$1,699,491
Unsecured debt(1)	—	—
Total debt	$1,695,237	$1,699,491

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5 years	4.1 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 18)	$3,588,385

% Secured mortgage debt	47.2%
% Unsecured debt	—%
Total debt: Total market capitalization	47.2%

Weighted average interest rate on secured mortgage debt(2)	4.80%	4.28%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) The Company has three letters of credit outstanding under our unsecured $800 million line of credit in the aggregate amount of $24.3 million, reducing the amount available to $775.7 million. The letters of credit were obtained to serve as collateral to secure certain obligations to the lenders in connection with the refinancing of the Bergen Town Center and Shops at Bruckner mortgages. As of June 30, 2023, the letters remain undrawn and no separate liability has been recorded. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at SOFR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2023 and December 31, 2022
(dollars in thousands)

Property	Maturity Date	Rate	June 30, 2023	December 31, 2022	Percent of Mortgage Debt at June 30, 2023
Hudson Mall	12/1/2023	5.07%	$20,991	$21,380	1.3%
Yonkers Gateway Center	4/6/2024	4.16%	24,079	24,996	1.4%
Hudson Commons(1)	11/15/2024	7.05%	27,206	27,482	1.6%
Greenbrook Commons(1)	11/15/2024	7.05%	25,323	25,581	1.5%
Gun Hill Commons(1)	12/1/2024	7.05%	23,942	24,188	1.4%
Brick Commons	12/10/2024	3.87%	48,164	48,636	2.8%
Plaza at Cherry Hill(2)	6/15/2025	8.75%	—	29,000	—%
West End Commons	12/10/2025	3.99%	24,430	24,658	1.4%
Las Catalinas Mall	2/1/2026	4.43%	117,141	119,633	6.9%
Town Brook Commons	12/1/2026	3.78%	30,530	30,825	1.8%
Rockaway River Commons	12/1/2026	3.78%	27,029	27,291	1.6%
Hanover Commons	12/10/2026	4.03%	61,896	62,453	3.7%
Tonnelle Commons	4/1/2027	4.18%	98,002	98,870	5.8%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.7%
Millburn Gateway Center	6/1/2027	3.97%	22,254	22,489	1.3%
Plaza at Woodbridge(3)	6/8/2027	5.26%	52,947	52,947	3.1%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.0%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.7%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.4%
Kingswood Center(5)	2/6/2028	5.07%	69,494	69,935	4.1%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	3.9%
East Hanover Warehouses	12/1/2028	4.09%	40,351	40,700	2.4%
Marlton Commons	12/1/2028	3.86%	37,066	37,400	2.2%
Union (Vauxhall)	12/10/2028	4.01%	45,600	45,600	2.7%
Shops at Riverwood	6/24/2029	4.25%	21,466	21,466	1.3%
Shops at Bruckner(6)	7/1/2029	6.00%	38,000	9,020	2.2%
Freeport Commons	12/10/2029	4.07%	43,100	43,100	2.5%
Bergen Town Center	4/10/2030	6.30%	290,000	300,000	17.2%
The Outlets at Montehiedra	6/1/2030	5.00%	76,584	77,531	4.5%
Montclair(4)	8/15/2030	3.15%	7,250	7,250	0.4%
Garfield Commons	12/1/2030	4.14%	39,957	40,300	2.4%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	6.9%
Newington Commons	7/1/2033	6.00%	16,000	—	0.9%
Mount Kisco Commons	11/15/2034	6.40%	11,435	11,760	0.7%
Total mortgage debt		4.80%	$1,695,237	$1,699,491	100.0%
Unamortized debt issuance costs			(11,909)	(7,801)
Total mortgage debt, net			$1,683,328	$1,691,690

(1)Bears interest at one month London Interbank Offered Rate ("LIBOR") plus 190 bps. In June 2023, the Company amended the existing debt agreement to transition the variable component of the loan indexed to LIBOR to SOFR. Effective July 2023, the loan bears interest at one month SOFR plus 2 bps based on the terms of the amendment.
(2)Bears interest at one month Prime Rate plus 50 bps. The Company paid off the loan prior to maturity on June 23, 2023.
(3)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(4)Bears interest at LIBOR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan. In June 2023, the Company amended the existing debt agreement to transition the variable component of the loan indexed to LIBOR, to SOFR. Effective July 2023, the loan bears interest at one month SOFR plus 257 bps based on the terms of the amendment. There was no impact to the interest rate swap agreement as a result of the loan amendment and the rate remains fixed at 3.15%.
(5)In April 2023, the Company notified the servicer that the cash flows generated by the property are insufficient to cover the debt service and that it is unwilling to fund the shortfalls. In May 2023, the mortgage was transferred to special servicing at the Company's request.
(6)On June 23, 2023, the Company refinanced the mortgage on our Shops at Bruckner property with a new 6-year, $38 million loan.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2023
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2023(1)	$11,310	$20,647	$584	$32,541	4.9%	1.9%
2024	22,497	143,706	847	167,050	5.4%	9.9%
2025	20,331	23,260	811	44,402	4.2%	2.6%
2026	15,260	214,246	811	230,317	4.2%	13.6%
2027	10,316	306,455	811	317,582	4.4%	18.7%
2028	8,953	264,822	15	273,790	4.4%	16.2%
2029	6,253	92,556	(60)	98,749	4.8%	5.8%
2030	3,458	391,042	(60)	394,440	5.9%	23.3%
2031	1,509	117,200	(60)	118,649	3.4%	7.0%
Thereafter	4,477	13,419	(179)	17,717	6.1%	1.0%
Total	$104,364	$1,587,353	$3,520	$1,695,237	4.8%	100%
	Unamortized debt issuance costs			(11,909)
	Total outstanding debt, net			$1,683,328
(1) Remainder of 2023.